Exhibit 99.2

LINCOLN COUNTY WIND PROJECT HOLDCO, LLC

AND SUBSIDIARY

Independent Auditors’ Report

Member

Lincoln County Wind Project Holdco, LLC:

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Lincoln County Wind Project Holdco, LLC and its subsidiary (the Company), which comprise the consolidated balance sheets as of March 31, 2015 and 2014, and the related consolidated statements of operations, comprehensive income (loss), changes in member’s equity, and cash flows for each of the years in the three-year period ended March 31, 2015, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Lincoln County Wind Project Holdco, LLC and its subsidiary as of March 31, 2015 and 2014, and the results of their operations and their cash flows for each of the years in the three-year period ended March 31, 2015, in accordance with U.S. generally accepted accounting principles.

Emphasis of Matter

As discussed in Note 14 to the consolidated financial statements, on May 15, 2015, all of the Company’s membership interests were sold to Pattern US Finance Company LLC. Our opinion is not modified with respect to this matter.

/s/ KPMG

St. Louis, Missouri

July 10, 2015

LINCOLN COUNTY WIND PROJECT HOLDCO, LLC AND SUBSIDIARY

Consolidated Balance Sheets

March 31, 2015 and 2014

(In thousands)

	2015	2014
Assets
Current assets:
Trade accounts receivable	$2,172	$3,118
Prepaid expenses	163	79
Restricted cash	14,504	14,503

Total current assets	16,839	17,700
Property, plant, and equipment, net of accumulated depreciation of $29,544 and $17,793 as of March 31, 2015 and March 31, 2014, respectively	314,608	326,347
Deferred financing costs, net of accumulated amortization of $336 and $202 as of March 31, 2015 and March 31, 2014, respectively	522	656
Other assets	19,708	20,228

Total assets	$351,677	$364,931

Liabilities and Equity
Current liabilities:
Trade accounts payable	$204	$97
Accrued expenses	1,312	1,626
Current maturity of long-term debt	6,286	6,182
Current maturities of derivatives and other long-term liabilities	939	1,151

Total current liabilities	8,741	9,056
Long-term debt, less current maturities	44,127	50,413
Asset retirement obligations	1,292	1,193
Derivatives and other long-term liabilities, less current portion	730	247

Total liabilities	54,890	60,909

Equity:
Capital and accumulated income	99,323	81,993
Accumulated other comprehensive loss	(1,312)	(631)

Total equity before noncontrolling interest	98,011	81,362
Noncontrolling interest	198,776	222,660

Total equity	296,787	304,022

Total liabilities and equity	$351,677	$364,931

See accompanying notes to consolidated financial statements.

LINCOLN COUNTY WIND PROJECT HOLDCO, LLC AND SUBSIDIARY

Consolidated Statements of Operations

March 31, 2015, 2014 and 2013

(In thousands)

	2015	2014	2013
Revenues	$27,425	$29,792	$13,649
Cost of revenue:
Project expense	7,348	7,523	4,247
Depreciation and accretion	11,850	11,858	6,012

Total cost of revenue	19,198	19,381	10,259

Gross profit	8,227	10,411	3,390

Operating expense:
General and administrative	148	93	54

Total operating expense	148	93	54
Operating income	8,079	10,318	3,336

Other income (expense):
Interest expense	(3,246)	(3,295)	(2,725)
Interest expense paid to related party	—	(48)	(394)
Interest income	45	8	3
Financing fees associated with debt extinguishment	—	—	(6,930)

Total other expense	(3,201)	(3,335)	(10,046)

Net income (loss)	4,878	6,983	(6,710)
Less net loss attributable to noncontrolling interests	(15,751)	(8,386)	(3,319)

Net income (loss) attributable to the Company	$20,629	$15,369	$(3,391)

See accompanying notes to consolidated financial statements.

LINCOLN COUNTY WIND PROJECT HOLDCO, LLC AND SUBSIDIARY

Consolidated Statements of Comprehensive Income (Loss)

Years ended March 31, 2015, 2014 and 2013

(In thousands)

	2015	2014	2013
Net income (loss)	$4,878	$6,983	$(6,710)
Other comprehensive (loss) income:
Effective portion of change in fair market value of derivatives	(1,715)	820	(2,077)
Reclassifications to net income (loss)	1,034	1,132	290

Total other comprehensive (loss) income	(681)	1,952	(1,787)

Comprehensive income (loss)	4,197	8,935	(8,497)
Less comprehensive loss attributable to noncontrolling interest	(15,751)	(8,386)	(3,319)

Net comprehensive income (loss) attributable to the controlling interest	$19,948	$17,321	$(5,178)

See accompanying notes to consolidated financial statements.

LINCOLN COUNTY WIND PROJECT HOLDCO, LLC AND SUBSIDIARY

Consolidated Statement of Changes in Member’s Equity

Years ended March 31, 2015, 2014 and 2013

(In thousands)

	Noncontrolling Interest			Controlling Interest			Total Equity
	Capital and Accumulated Income	Accumulated Other Comprehensive Loss	Total Member’s Capital	Capital and Accumulated Income	Accumulated Other Comprehensive Loss	Total Member’s Capital	Capital and Accumulated Income	Accumulated Other Comprehensive Loss	Total Member’s Capital
Balance at April 1, 2012	$—	$—	$—	$92,217	$(796)	$91,421	$92,217	$(796)	$91,421
Proceeds from contribution with addition of Class A members	246,870	—	246,870	—	—	—	246,870	—	246,870
Capital distributions	(732)	—	(732)	(15,395)	—	(15,395)	(16,127)	—	(16,127)
Transaction costs for equity capital contributions	—	—	—	(2,472)	—	(2,472)	(2,472)	—	(2,472)
Noncash contribution from Wind Capital Group, LLC, of wind assets	—	—	—	1,038	—	1,038	1,038	—	1,038
Change in membership interest in subsidiary	(1,355)	—	(1,355)	1,355	—	1,355	—	—	—
Net loss	(3,319)	—	(3,319)	(3,391)	—	(3,391)	(6,710)	—	(6,710)
Other comprehensive loss	—	—	—	—	(1,787)	(1,787)	—	(1,787)	(1,787)

Balance at March 31, 2013	$241,464	$—	$241,464	$73,352	$(2,583)	$70,769	$314,816	$(2,583)	$312,233
Capital distributions	(10,418)	—	(10,418)	(6,728)	—	(6,728)	(17,146)	—	(17,146)
Net (loss) income	(8,386)	—	(8,386)	15,369	—	15,369	6,983	—	6,983
Other comprehensive income	—	—	—	—	1,952	1,952	—	1,952	1,952

Balance at March 31, 2014	$222,660	—	$222,660	$81,993	$(631)	$81,362	$304,653	$(631)	$304,022
Capital distributions	(8,133)	—	(8,133)	(3,299)	—	(3,299)	(11,432)	—	(11,432)
Net (loss) income	(15,751)	—	(15,751)	20,629	—	20,629	4,878	—	4,878
Other comprehensive income	—	—	—	—	(681)	(681)	—	(681)	(681)

Balance at March 31, 2015	$198,776	$—	$198,776	$99,323	$(1,312)	$98,011	$298,099	$(1,312)	$296,787

See accompanying notes to consolidated financial statements.

LINCOLN COUNTY WIND PROJECT HOLDCO, LLC AND SUBSIDIARY

Consolidated Statements of Cash Flows

Years ended March 31, 2015, 2014 and 2013

(In thousands)

	2015	2014	2013
Cash flows from operating activities:
Net income (loss) attributable to the Company	$20,629	$15,369	$(3,391)
Net loss attributable to noncontrolling interests	(15,751)	(8,386)	(3,319)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and accretion	11,850	11,858	6,012
Noncash interest expense	243	120	330
Noncash financing cost on debt extinguishment	—	—	6,672
Changes in operating assets and liabilities, net of acquisition:
Restricted cash	(1)	2,011	(16,324)
Trade accounts receivable	946	(563)	(2,555)
Prepaid expenses and other current assets	(84)	757	(783)
Trade accounts payable and accrued expenses	(206)	(2,174)	(14,627)
Other, net	—	4,216	(1,344)

Net cash provided by (used in) operating activities	17,626	23,208	(29,329)

Cash flows from investing activities:
Capital expenditures	(12)	(14)	(60,385)

Net cash used in investing activities	(12)	(14)	(60,385)

Cash flows from financing activities:
Proceeds from credit facility	—	—	86,303
Principal payments on credit facility	—	—	(289,191)
Proceeds from term loan	—	—	62,885
Principal payments on term loan	(6,182)	(6,048)	(242)
Proceeds from third party equity capital contributions to subsidiaries	—	—	246,870
Distributions to noncontrolling interests	(8,133)	(10,418)	(732)
Distributions to Wind Capital Ventures, LLC and affiliates	(3,299)	(6,728)	(15,395)
Payment of deferred financing costs	—	—	(301)
Payment of transaction costs related to third-party capital contributions made to subsidiaries	—	—	(483)

Net cash (used in) provided by financing activities	(17,614)	(23,194)	89,714

Net increase in cash and cash equivalents	—	—	—
Cash and cash equivalents at beginning of period	—	—	—

Cash and cash equivalents at end of period	$—	$—	$—

See accompanying notes to consolidated financial statements.

LINCOLN COUNTY WIND PROJECT HOLDCO, LLC

AND SUBSIDIARY

Notes to Consolidated Financial Statements

March 31, 2015 and 2014

(All dollar amounts are presented in thousands)

(1)	Organization and Summary of Significant Accounting Policies

(a)	Description of Business

Lincoln County Wind Project Holdco, LLC, a Delaware limited liability company (herein referred to as Lincoln County as a standalone entity and the Company or Holdco as the consolidated entity, including subsidiaries), was formed on April 13, 2011 as a wholly owned subsidiary of Lincoln County Wind Project Finco, LLC (herein referred to as Finco), which is a wholly owned subsidiary of Lincoln County Wind Project Holdings, LLC (herein referred to as Lincoln County Holdings). Lincoln County Holdings is a wholly owned subsidiary of Wind Capital Group, LLC (herein referred to as WCG), which is a wholly owned subsidiary of Wind Capital Ventures, LLC (herein referred to as WCV). WCV was formed on April 14, 2008 by NTR US Wind, Inc. (herein referred to as NTR US), which is 100% indirectly owned by NTR plc.

Holdco is a holding company with a single subsidiary, Post Rock Wind Power Project, LLC, a Delaware limited liability company (herein referred to as PR Wind or Post Rock). Post Rock is a wind energy owner/operator in the United States with its current sole asset, the Post Rock wind project (herein referred to as the Wind Project), located in central Kansas. The Wind Project commenced commercial operations on October 4, 2012.

Refer to Note 14, Subsequent Events, for changes in ownership structure subsequent to the balance sheet date.

(b)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant items subject to such estimates and assumptions include the useful lives of fixed assets; recoverability of long-lived assets; estimates of future cash expenditures for asset retirement obligations; valuation of derivatives; and the determination of noncontrolling interest using the hypothetical liquidation at book value (HLBV) method. The current economic environment has increased the degree of uncertainty inherent in those estimates and assumptions.

(c)	Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles. They include the results of the Company’s majority owned subsidiary with all significant intercompany balances and transactions eliminated.

(Continued)
8

LINCOLN COUNTY WIND PROJECT HOLDCO, LLC

AND SUBSIDIARY

Notes to Consolidated Financial Statements

March 31, 2015 and 2014

(All dollar amounts are presented in thousands)

(d)	Restricted Cash

Restricted cash consists of all cash balances and highly liquid investments with a maturity of three months or less. All cash balances are restricted as to withdrawal or usage under the Company’s loan agreement to pay operating expenses or service of debt obligations. Therefore, it is the Company’s accounting policy to present changes in its restricted cash accounts in its consolidated statement of cash flows within operating activities.

Restricted cash at March 31, 2015 and 2014 consisted of the following:

	2015	2014
Funds associated with the administration of long-term debt under the credit agreements (Note 6, Long- Term Debt and Credit Agreements)	$14,230	$14,221
Cash held in escrow accounts	274	282

Total restricted cash	$14,504	$14,503

(e)	Revenue Recognition

Upon commercial operations of the Company’s wind farm, the Company recognizes revenue when the customer takes delivery of generated power and assumes risk of loss, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists, and the sales price is fixed or determinable. The point of delivery of generated power is established under contract. Wind energy generated power is metered at the contracted point of delivery. Rates for kilowatt-hours charged are contractually established. Customers are public utilities with stable revenue streams from residential and industrial customers.

The Company evaluates its long-term Power Purchase Agreement (PPA) to determine whether it is a lease. At the inception of the lease or subsequent modification, the Company determines whether the lease is an operating or capital lease based upon its terms and characteristics. The Company has determined that its PPA at Post Rock (herein referred to as the Post Rock PPA) is an operating lease and in effect recognizes revenue under the PPA to the extent of power delivered based upon contractual rates. Substantially all of the Company’s wind farm assets at Post Rock are represented by assets under lease under the PPA.

(f)	Cost of Revenue

The Company’s cost of revenue is comprised of direct costs of operating and maintaining its wind project facilities, including labor, turbine service arrangements, land lease royalties, depreciation, accretion, property taxes and insurance.

(Continued)
9

LINCOLN COUNTY WIND PROJECT HOLDCO, LLC

AND SUBSIDIARY

Notes to Consolidated Financial Statements

March 31, 2015 and 2014

(All dollar amounts are presented in thousands)

(g)	Trade Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. Amounts collected on trade accounts receivable are included in net cash provided by operating activities in the statements of cash flows. Trade accounts receivable related primarily to the purchaser under the PPA with payment terms of approximately 25 days. The Company does not routinely maintain an allowance for doubtful accounts for estimated losses due to the nature of the customers inherent in its accounts receivable portfolio, but as situations arise with slow payment, consideration for an allowance may be made. The Company does not have any off-balance-sheet credit exposure related to its customers.

(h)	Property, Plant, and Equipment

Property, plant, and equipment includes amounts expended for the development of the commercially viable wind farm site, the purchase of necessary materials, contract services, and machinery and equipment for the construction of a wind farm. Also included are buildings, computer and network equipment, furniture, fixtures, and other office equipment necessary to support the operating activities of a wind farm.

Property, plant, and equipment are stated at cost, net of accumulated depreciation and any impairment losses. The cost of property, plant, and equipment comprises its purchase price and any costs directly attributable to bringing it into working condition for its intended use (i.e., capable of operating in the manner intended by management).

Costs include the labor costs directly related to construction of the wind farm. Capitalization of directly attributable costs ceases when substantially all the activities are complete for the property, plant, and equipment to be ready for use, even if the asset has not yet been brought into use. Items of property, plant, and equipment are ready for use (or considered placed in service) when their construction is complete at which point depreciation commences.

The cost of property, plant, and equipment includes, where relevant, the estimated cost of dismantling and removing the asset and restoring the site to the extent required; such cost is recognized as an asset retirement obligation (Note 10, Asset Retirement Obligations). Decommissioning costs include liabilities incurred during the period of use for purposes other than producing the output of its intended use.

As of March 31, 2015 and 2014, property, plant, and equipment included a cost of $971, which represents the estimate for dismantling and removing the asset and site restoration for the Wind Project.

Depreciation on plant and equipment is recognized on a straight-line basis over the estimated useful lives of the assets. Depreciation begins when the assets are ready for their intended use. Total depreciation for the years ended March 31, 2015, 2014 and 2013 was $11,751, $11,767 and $5,927, respectively, which was recorded in depreciation and accretion expense in the consolidated statements of operations.

(Continued)
10

LINCOLN COUNTY WIND PROJECT HOLDCO, LLC

AND SUBSIDIARY

Notes to Consolidated Financial Statements

March 31, 2015 and 2014

(All dollar amounts are presented in thousands)

The estimated economic useful of life for the various asset classes are presented in the table below:

Life in years
Wind farm machinery and equipment	5–31
Buildings and land improvements	15–20
Other machinery and equipment	2–10

(i)	Long-Lived Assets

In accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 360, Property, Plant, and Equipment, long-lived assets, such as property, plant, and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset or asset group be tested for possible impairment, the Company would first compare undiscounted cash flows expected to be generated by that asset or asset group to its carrying value. If the carrying value of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values, and third-party independent appraisals, as considered necessary.

The Company performed an impairment analysis of property, plant, and equipment as part of its year-end procedures. No impairment of long-lived assets was indicated as of March 31, 2015 and 2014.

(j)	Other Assets

Other assets at March 31, 2015 and 2014 consisted of the following:

	2015	2014
Deferred transmission network upgrades	$19,708	$19,708
Fair value of derivative assets for cash flow interest rate hedges	—	520

Total other assets	$19,708	$20,228

Deferred transmission network upgrades represent costs paid by the Company to a third party for the construction of transmission network upgrades adjacent to the Wind Project. U.S. Federal Energy Regulatory Commission (FERC) guidelines provide that the interconnection customers are entitled to a refund with interest for the costs of such transmission network upgrades in the form of transmission service credits or in a lump sum at the end of no more than 20 years.

The fair value of derivative assets for cash flow interest rate hedge is discussed in Note 7, Derivative Instruments and Hedging Activities.

(Continued)
11

LINCOLN COUNTY WIND PROJECT HOLDCO, LLC

AND SUBSIDIARY

Notes to Consolidated Financial Statements

March 31, 2015 and 2014

(All dollar amounts are presented in thousands)

(k)	Deferred Financing Costs

Transaction costs directly attributable to the creation of long-term debt are capitalized. These costs are amortized over the term of the related debt facility using the effective interest method.

(l)	Trade Accounts Payable

Trade accounts payable comprises balances owed to trade creditors, and are substantially all related to operating activities of the Wind Project at March 31, 2015 and 2014.

(m)	Derivative Instruments and Hedging Activities

The Company accounts for derivatives and hedging activities in accordance with FASB ASC Topic 815, Derivatives and Hedging, which requires entities to recognize all derivative instruments as either assets or liabilities in the balance sheet at their respective fair values. For derivatives designated in hedging relationships, changes in the fair value are either offset through earnings against the change in fair value of the hedged item attributable to the risk being hedged or recognized in member’s equity, to the extent the derivative is effective at offsetting the changes in cash flows being hedged until the hedged item affects earnings. The fair value of the forecasted cash flows associated with the hedged interest payments of the hedged item is calculated using the discounted cash flows at prevailing interest rates at the respective balance sheet date being valued. This is performed by creating the hypothetical derivative that matches the terms of the forecasted cash flows.

The Company only enters into derivative contracts that it intends to designate as a hedge of a forecasted transaction or the variability of cash flows to be received or paid related to a recognized asset or liability (cash flow hedge). For all hedging relationships, the Company formally documents the hedging relationship and its risk management objective and strategy for undertaking the hedge, the hedging instrument, the hedged transaction, the nature of the risk being hedged, how the hedging instrument’s effectiveness in offsetting the hedged risk is assessed prospectively and retrospectively, and a description of the method used to measure ineffectiveness. The Company also formally assesses, both at the inception of the hedging relationship and on a quarterly basis, whether the derivatives that are used in hedging relationships are highly effective in offsetting changes in cash flows of hedged transactions. For derivative instruments that are designated and qualify as part of a cash flow hedging relationship, the effective portion of the gain or loss on the derivative is reported as a component of member’s equity and reclassified into earnings in the same period or periods during which the hedged transaction affects earnings. Gains and losses on the derivative representing either hedge ineffectiveness or hedge components excluded from the assessment of effectiveness are recognized in current earnings as interest expense.

(Continued)
12

LINCOLN COUNTY WIND PROJECT HOLDCO, LLC

AND SUBSIDIARY

Notes to Consolidated Financial Statements

March 31, 2015 and 2014

(All dollar amounts are presented in thousands)

(n)	Capitalized Interest

The Company capitalizes interest cost incurred on debt during the construction of wind farm projects. The following provides a breakdown of total interest cost incurred during fiscal years ended March 31, 2015, 2014 and 2013 is as follows:

	2015	2014	2013
Interest cost capitalized	$—	$—	$4,569
Interest expense	3,345	3,434	3,204

Total interest cost	$3,345	$3,434	$7,773

In 2015, 2014 and 2013, interest cost paid to related parties of the Company were $0, $48 and $394 respectively. Refer to Note 13, Related-Party Transactions.

(o)	Income Taxes

As a single-member limited liability company, all corresponding income tax benefits or liabilities are passed through to its owners.

(p)	Noncontrolling Interest

Noncontrolling interests are classified as a separate component of equity in the consolidated balance sheets and consolidated statements of member’s equity. Additionally, net income and comprehensive income (loss) attributable to noncontrolling interests are reflected separately from consolidated net income and comprehensive income (loss) in the consolidated statements of operations, consolidated statements of changes in member’s equity, and the consolidated statement of comprehensive income (loss). Any change in ownership of a subsidiary while the controlling financial interest is retained is accounted for as an equity transaction between the controlling and noncontrolling interests. Losses continue to be attributed to the noncontrolling interests, even when the noncontrolling interests’ basis has been reduced to zero. The Company’s subsidiary uses the HLBV as an approximation of the noncontrolling interest for certain profit sharing arrangements. HLBV uses a balance sheet approach, which measures the Company’s equity in income or loss by calculating the change in the amount of net worth the partners are legally able to claim based on a hypothetical liquidation of the entity at the beginning of a reporting period compared to the end of that period. This method is used in partnerships, which contain agreements designating different allocations of value among investors, where the allocations change in form or percentage over the life of the partnership.

(q)	Contingencies

Liabilities for loss contingencies, including environmental remediation costs not within the scope of FASB ASC Subtopic 410-20, Asset Retirement Obligations and Environmental Obligations – Asset Retirement Obligations, arising from claims, assessments, litigation, fines and penalties, and other sources, are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.

(Continued)
13

LINCOLN COUNTY WIND PROJECT HOLDCO, LLC

AND SUBSIDIARY

Notes to Consolidated Financial Statements

March 31, 2015 and 2014

(All dollar amounts are presented in thousands)

Accruals for estimated losses from asset retirement obligations generally are recognized no later than completion of the preliminary estimates of cost prior to the wind farm commencing commercial operations. Such accruals are adjusted as further information develops or circumstances change. Costs of expected future expenditures for asset retirement obligations are discounted to their present value.

(r)	Fair Value Measurements

The Company adopted the provisions under FASB ASC Topic 820, Fair Value Measurements and Disclosures, for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis for the fiscal years ended March 31, 2015 and 2014. FASB ASC Topic 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Where available, fair value is based on observable market prices or derived from such prices. Where observable prices or inputs are not available, valuation models are applied.

Assets and liabilities recorded at fair value in the consolidated financial statements are categorized based upon the level of judgment associated with the inputs used to measure their fair value. Hierarchical levels directly related to the amount of subjectivity associated with the inputs to valuation of these assets or liabilities are as follows:

Level 1—Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2—Inputs (other than quoted prices included in Level 1) are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life.

Level 3—Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities and which reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuations technique and the risk inherent in the inputs to the model.

(s)	Cost Allocation

During the fiscal years ended March 31, 2015, 2014 and 2013, all direct costs related to the Company were capitalized or expensed based on the nature of the costs incurred. Although the Company was a wholly owned subsidiary of WCV, no general overhead costs incurred by WCV were allocated to the Company.

(Continued)
14

LINCOLN COUNTY WIND PROJECT HOLDCO, LLC

AND SUBSIDIARY

Notes to Consolidated Financial Statements

March 31, 2015 and 2014

(All dollar amounts are presented in thousands)

(t)	Recently Issued Accounting Standards

In April 2015, the FASB issued Accounting Standards Update (ASU) 2015-03, “Interest – Imputation of Interest” to simplify the presentation of debt issuance costs by requiring that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of the debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs are not affected by the amendments in this ASU. ASU 2015-03 is effective for public companies for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years and should be applied retrospectively. For all other entities, the amendments are effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within fiscal years beginning after December 15, 2016. Early adoption is permitted for financial statements that have not been previously issued. Upon transition, an entity is required to comply with the applicable disclosures for a change in accounting principle. The Company is currently assessing the future impact of this update on its consolidated financial statements.

In February 2015, the FASB issued ASU 2015-02, “Consolidation: Amendments to the Consolidation Analysis” to modify the analysis that companies must perform in order to determine whether a legal entity should be consolidated. ASU 2015-02 simplifies current guidance by reducing the number of consolidation models; eliminating the risk that a reporting entity may have to consolidate based on a fee arrangement with another legal entity; placing more weight on the risk of loss in order to identify the party that has a controlling financial interest; reducing the number of instances that related party guidance needs to be applied when determining the party that has a controlling financial interest; and changing rules for companies in certain industries that ordinarily employ limited partnership or variable interest entity structures. ASU 2015-02 is effective for public companies for fiscal years beginning after December 15, 2015 and interim periods within those fiscal periods. For all other entities, this standard is effective for annual reporting periods beginning after December 15, 2016, and interim periods within fiscal years beginning after December 15, 2017. Early adoption on a modified retrospective or full retrospective basis is permitted. The Company is currently assessing the future impact of this update on its consolidated financial statements.

In November 2014, the FASB issued ASU 2014-17, “Business Combinations: Pushdown Accounting”, which provides an entity with an option to apply pushdown accounting in its separate financial statements upon occurrence of an event in which an acquirer obtains control of the acquired entity. The amendments in ASU 2014-17 are effective November 18, 2014. After the effective date, an acquired entity can make an election to apply the guidance to future change-in-control events or to its most recent change-in-control event. However, if the financial statements for the period in which the most recent change-in-control event occurred already have been issued or made available to be issued, the application of this guidance would be a change in accounting principle. The Company does not anticipate that the adoption of this update will have a material impact on its consolidated financial statements.

In August 2014, the FASB issued ASU 2014-15, “Presentation of Financial Statements – Going Concern: Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”, which requires an entity’s management to evaluate whether there is substantial doubt about the

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LINCOLN COUNTY WIND PROJECT HOLDCO, LLC

AND SUBSIDIARY

Notes to Consolidated Financial Statements

March 31, 2015 and 2014

(All dollar amounts are presented in thousands)

entity’s ability to continue as a going concern and to provide related footnote disclosures. ASU 2014-15 is effective for interim and annual periods beginning after December 15, 2016, with early adoption permitted for interim and annual reporting periods for which the financial statements have not been previously issued. The Company does not anticipate that the adoption of this update will have a material impact on its consolidated financial statements.

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers”. ASU 2014-09 is intended to improve the financial reporting requirements for revenue from contracts with customers by providing a principle based approach. The core principal of the standard is that revenue should be recognized when the transfer of promised goods or services is made in an amount that the entity expects to be entitled to in exchange for the transfer of goods and services. ASU 2014-09 also requires disclosures enabling users of financial statements to understand the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. This standard will be effective for financial statements issued by public companies for annual reporting periods beginning after December 15, 2016. For all other entities, the amendments are effective for annual reporting periods beginning after December 15, 2017 and interim periods within annual periods beginning after December 15, 2018. Early adoption is not permitted. The Company is currently evaluating the potential impact of ASU 2014-09 on the consolidated financial statements.

(2)	Significant Risks and Uncertainties Including Business and Credit Concentrations and Liquidity

The Company believes its operations will continue to provide sufficient liquidity to meet the Company’s operating, investing, and debt service obligations as they come due and satisfy cash needs through April 1, 2016.

The Company currently has a single customer. The PPA negotiated prior to the construction phase (Note 12(b), Power Purchase Agreement) contractually obligates the customer to purchase wind energy generated electricity. Revenues during the period covered by these financial statements represent electricity sold. The Company’s lenders have secured the Company’s share of distributable cash from the sale of energy, net of operating expenses, from the Wind Project, to provide for debt service payments and operating costs required under the credit agreement (Note 6(b), Term Loan Facility).

(3)	Capitalization of Lincoln County Wind Project Holdco, LLC

Prior to the establishment of a credit facility under a credit agreement with a consortium of banking institutions (Note 6, Long-Term Debt and Credit Agreements), liquidity for the Company was provided by WCV. WCV provided funding to the Company through contributions for liquidity requirements. While the Wind Project was under construction, provisions of the credit agreement required the Company to establish certain levels of capital expenditure prior to having access to funding under the credit facility.

Holdco’s existence shall be considered perpetual until such time as a winding up and liquidation of Holdco would occur upon the consent of the members.

(Continued)
16

LINCOLN COUNTY WIND PROJECT HOLDCO, LLC

AND SUBSIDIARY

Notes to Consolidated Financial Statements

March 31, 2015 and 2014

(All dollar amounts are presented in thousands)

On December 30, 2011, concurrent with the establishment of several debt agreements between the Company and Post Rock and certain banking institutions (Note 6, Long-Term Debt and Credit Agreements), the Company and PR Wind executed an equity capital contribution agreement (herein referred to as the ECCA) with two equity investors (Note 9, Equity Capital Contribution Agreement). The intent of the ECCA was to establish conditions precedent to funding under an amended and restated operating agreement that would be executed on the funding date for the purpose of providing capital to repay a portion of the construction loan when the Wind Project commences commercial operations and the construction loan is converted to a term loan facility. On November 20, 2012, the Company, and three equity investors signed a Third Amended and Restated Operating Agreement for PR Wind (PR Op Agreement) and the three equity investors made capital contributions of approximately $247 million to PR Wind.

During fiscal 2015, 2014 and 2013, WCG contributed $0, $0 and $1,038 of cost attributable to capitalized interest paid by WCG. During the fiscal years ended March 31, 2015, 2014 and 2013, WCV made no other contributions to the Company.

(4)	Property, Plant, and Equipment

Property, plant, and equipment at March 31, 2015 and 2014 consisted of the following:

	2015	2014
Operating wind farm assets	$335,776	$335,776
Buildings, land and leasehold improvements, computers, meteorological and other equipment	8,376	8,364

Total gross cost	344,152	344,140
Less accumulated depreciation	29,544	17,793

Net property, plant and equipment	$314,608	$326,347

At March 31, 2015 and 2014, the operating wind farm assets include capitalized related party interest of $1,938, respectively, associated with promissory notes entered into with WCG during fiscal year 2012.

(Continued)
17

LINCOLN COUNTY WIND PROJECT HOLDCO, LLC

AND SUBSIDIARY

Notes to Consolidated Financial Statements

March 31, 2015 and 2014

(All dollar amounts are presented in thousands)

(5)	Accrued Expenses

The composition of accrued expenses at March 31, 2015 and 2014 was as follows:

	2015	2014
Accrued legal, accounting and auditing expenses	$141	$110
Accrued expense for payments in lieu of taxes	161	162
Accrued interest	417	437
Accrued liabilities under escrow agreements funded with restricted cash	272	314
Other	321	603

Total accrued expenses	$1,312	$1,626

Accrued interest resulted from liabilities associated with the debt service requirements for the term loan agreement of the Company and with a letter of credit facility of Post Rock (Note 6, Long-Term Debt and Credit Agreements).

(6)	Long-Term Debt and Credit Agreements

(a)	Construction Loan and Letter of Credit Facility

On December 30, 2011, in connection with obtaining construction financing for the completion of the Wind Project, Post Rock established a construction loan facility (herein referred to as the Construction Loan) under a credit agreement with a consortium of banking institutions (herein the PR Construction Lenders) that provided for construction financing to borrow up to $292,960 during the construction of the Wind Project. The Construction Loan bore variable-rate interest at LIBOR plus a specified spread (weighted average LIBOR for the multiple LIBOR instruments was 0.65% for the fiscal year ended March 31, 2012). The Construction Loan was paid off with approximately $246,870 of proceeds from equity capital contributions to Post Rock Wind Power Project, LLC (Note 9, Equity Capital Contribution Agreement) and approximately $42,321 of proceeds from debt issued by the Company.

In connection with the establishment of the Construction Loan, Post Rock incurred $3,696 of deferred financing costs, which were amortized using the effective interest method over the term of the Construction Loan. While the Wind Project was under construction, the interest expense from the amortization of financing fees was capitalized as a part of the cost of the Wind Project and totaled $2,831 during the fiscal year ended March 31, 2013.

On December 30, 2011, concurrent with the establishment of the Construction Loan, a letter of credit facility (herein referred to as the LC Facility) was established to provide security for any damages incurred from any nonperformance by Post Rock under the agreement entered into to sell power generated by the Wind Project (Note 12(b), Power Purchase Agreement). The LC Facility was entered into with one of the PR Construction Lenders that provides for draws of letters of credit for up to $20,100. The LC Facility included costs for the amount of drawn letters of credit and on the

(Continued)
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LINCOLN COUNTY WIND PROJECT HOLDCO, LLC

AND SUBSIDIARY

Notes to Consolidated Financial Statements

March 31, 2015 and 2014

(All dollar amounts are presented in thousands)

amount of the unused portion of the facility. Each bore different costs. The LC Facility bears interest at a specified spread on drawn letters of credit that increases over the term of the LC Facility, which was 2.25% for the years ended at March 31, 2015, 2014 and 2013. The LC Facility bore interest of 0.75% on unused portions of the facility. At March 31, 2015 and 2014, the LC Facility was fully utilized with $20,100 of letters of credit outstanding.

(b)	Term Loan Facility

On December 30, 2011, concurrent with the establishment of the Construction Loan and the LC Facility, the Company established a term loan facility (herein referred to as the Term Facility) with two banking institutions that were also PR Construction Lenders (herein referred to as the Term Lenders) that provided for borrowings up to $62,885 to repay portions of the Construction Loan after the Wind Project commenced commercial operations. Funding of $62,885 occurred on November 20, 2012.

The Term Loan had a variable-rate interest at LIBOR plus a specified spread. LIBOR for the Lincoln Co. Term Loan was 0.26% and 0.24% as of March 31, 2015 and 2014, respectively.

As a requirement of the Term Loan, the Company entered into interest rate hedges (Note 7, Derivative Instruments and Hedging Activities).

The Term Loan and depositary agreements required that Lincoln County Holdco’s share of distributable cash from the sale of energy, net of operating expenses, from the Wind Project be remitted directly to the depositary bank of the Term Loan to provide for debt service payments required under the Term Loan.

The Term Loan was subject to certain covenants, including limitations on additional indebtedness, limitations on liens, requirements for periodic financial and operational information, and compliance with certain required financial ratios. The Term Loan also restricted dividends, distributions, and returns of capital to affiliates of the Company unless provided by the Term Loan.

Amounts outstanding under the Lincoln Co. Term Loan totaled $50,413 and $56,595 as of March 31, 2015 and 2014, respectively.

In connection with the establishment of the Term Loan, the Company incurred $7,788 of deferred financing costs. The Term Loan was determined to represent an extinguishment of the Post Rock Construction Loan. Due to this determination, deferred financing costs attributable to lender fees of $6,930 were required to be expensed at the Post Rock Term Loan funding date. The remaining deferred financing costs of $858 represent third-party financing fees that are attributable to Lincoln County Holdco costs and during the years ended March 31, 2015, 2014 and 2013, $134, $197, and $330 respectively, was charged to expense as interest.

On May 15, 2015, the Term Loan and its related deferred financing costs were extinguished upon the closing of the acquisition of Finco by Pattern US Finance Company LLC (Pattern Energy), a wholly owned subsidiary of Pattern Energy Group Inc. (Note 14, Subsequent Events).

(Continued)
19

LINCOLN COUNTY WIND PROJECT HOLDCO, LLC

AND SUBSIDIARY

Notes to Consolidated Financial Statements

March 31, 2015 and 2014

(All dollar amounts are presented in thousands)

(7)	Derivative Instruments and Hedging Activities

The Company uses interest-rate-related derivative instruments to manage exposure related to changes in interest rates on the variable-rate term debt facility. The Company does not enter into derivative instruments for any purpose other than cash flow hedging. The Company has no other derivative instruments. The Company does not speculate using derivative instruments.

The interest-rate-related derivative instruments (Hedges) were created to hedge interest rate volatility associated with the underlying LIBOR interest rate of the Term Loan. The Hedges were created as of the execution of the credit agreement on December 30, 2011. The Hedges were created for the 10-year period of the Term Loan to minimize financial risk to protect the cost of debt from adverse changes in interest rates due to interest rate volatility associated with the underlying LIBOR interest rate. The Hedges bear fixed interest rates of 2.115%. The Hedges were effective upon the execution of the Term Loan (Note 6, Long-Term Debt and Credit Agreements). As of March 31, 2015 and 2014, the total notional amount of the Company’s outstanding interest-rate swap agreements that were entered into to hedge interest rate volatility on outstanding or forecasted debt obligations were $50,413 and $56,595, respectively.

Interest expense for the fiscal years ended March 31, 2015, 2014 and 2013 includes $0, $71 and $(67) of net gains (losses), respectively, representing cash flow hedge ineffectiveness arising from differences between the terms of the interest rate swap and the hedged debt obligation.

As of March 31, 2015 and 2014, $1,312 and $631, respectively, of deferred losses on derivative instruments had accumulated in member’s equity. As referenced in Note 14, Subsequent Events, the Term Loan and its related derivative instruments were extinguished and settled upon the closing of the acquisition of Finco by Pattern Energy. As such, the amounts accumulated in member’s equity will be reclassed to net income (loss) subsequent to March 31, 2015.

The fair values of derivative instruments, which are classified as Level 2 in the fair value hierarchy under ASC 820, held as of March 31, 2015 and 2014 are as follows:

	Asset derivatives
	2015		2014
	Balance sheet location	Fair value	Balance sheet location	Fair value
Derivatives designated as hedging instruments under ASC Topic 815:
Interest rate contracts	Other assets	$—	Other assets	$520

Total derivatives designated as hedging instruments		$—		$520

(Continued)
20

LINCOLN COUNTY WIND PROJECT HOLDCO, LLC

AND SUBSIDIARY

Notes to Consolidated Financial Statements

March 31, 2015 and 2014

(All dollar amounts are presented in thousands)

	Liability derivatives
	2015		2014
	Balance sheet location	Fair value	Balance sheet location	Fair value
Derivatives designated as hedging instruments under ASC Topic 815:
Interest rate contracts	Current maturities of derivatives and other long-term liabilities	$939	Current maturities of derivatives and other long-term liabilities	$1,151
Interest rate contracts	Derivatives and other long-term liabilities	373	Derivatives and other long-term liabilities	—

Total liability derivatives designated as hedging instruments under ASC Topic 815		$1,312		$1,151

The effect of derivative instruments on the statements of operations for the fiscal year ended March 31, 2015 is as follows:

Derivatives in ASC Topic 815 cash flow hedging relationships	Amount of gain or (loss) recognized in member’s equity	Statement of operations location	Amount transferred out of AOCI into net income
2015:
Effective portion	$(681)	Interest expense	$(1,034)
Ineffective portion	—	Interest expense	—

Total	$(681)		$(1,034)

2014:
Effective portion	$1,952	Interest expense	$(1,132)
Ineffective portion	—	Interest expense	71

Total	$1,952		$(1,061)

(8)	Fair Value Measurements

Short-term Financial Instruments

Management has determined that the carrying value of financial instruments, including trade accounts receivable, prepaid expenses, restricted cash, trade accounts payable and accrued expenses approximates fair value due to the short-term nature of the instruments that will be settled in cash. The fair value of restricted cash is classified as Level 1 in the fair value hierarchy. The fair values of trade accounts receivables, prepaid expenses, trade accounts payable and accrued expenses are classified as Level 2 in the fair value hierarchy.

(Continued)
21

LINCOLN COUNTY WIND PROJECT HOLDCO, LLC

AND SUBSIDIARY

Notes to Consolidated Financial Statements

March 31, 2015 and 2014

(All dollar amounts are presented in thousands)

Financial Instruments Measured at Fair Value on a Recurring Basis:

The Company’s financial assets and (liabilities) which require fair value measurement on a recurring basis are classified within the fair value hierarchy as follows:

	Fair Value
	Level 1	Level 2	Level 3	Total
March 31, 2015
Interest rate swaps	$—	$1,312	$—	$1,312

March 31, 2014
Interest rate swaps	$—	$631	$—	$631

Derivative instruments subject to re-measurement are presented in the financial statements at fair value. The interest rate swaps are valued by discounting the net cash flows using the forward LIBOR curve with the valuations adjusted by the Company’s credit default hedge rate.

Financial Instruments not Measured at Fair Value

The follow table presents the carrying amount, fair value and the fair value hierarchy of the Company’s financial liabilities that are not measured at fair value in the consolidated balance sheets as of March 31, 2015 and 2014, but for which fair value is disclosed.

		Fair Value
	As reflected on the balance sheet	Level 1	Level 2	Level 3	Total
March 31, 2015
Long-term debt, including current portion	$50,413	$—	$50,413	$—	$50,413

March 31, 2014
Long-term debt, including current portion	$56,596	$—	$56,596	$—	$56,596

The carrying value of the obligation outstanding under the credit facility (Note 6, Long-Term Debt and Credit Agreements) is measured at amortized cost which approximates fair value since this obligation is fully secured and has varying interest charges based on current market rates.

(9)	Equity Capital Contribution Agreement

On November 20, 2012, the Company, and three equity investors signed a Third Amended and Restated Operating Agreement for PR Wind (PR Op Agreement). In consideration for making capital contributions of approximately $247 million to PR Wind, the three equity investors were issued Class A interests (Class A Units) in PR Wind, the Company’s prior membership interests in PR Wind were redeemed and canceled, and the Company was issued Class B interests (Class B Units) in PR Wind. The PR Op Agreement established the percentages to be used as between holders of Class A Units and Class B Units for the allocation of various elements of taxable profits and losses, deduction, credits, and cash flows.

(Continued)
22

LINCOLN COUNTY WIND PROJECT HOLDCO, LLC

AND SUBSIDIARY

Notes to Consolidated Financial Statements

March 31, 2015 and 2014

(All dollar amounts are presented in thousands)

In accordance with the terms of the PR Op Agreement, the Company has used the HLBV method to determine the noncontrolling equity interest and the net income attributable to noncontrolling interests. HLBV uses a balance sheet approach, which measures the Company’s equity in income or loss by calculating the change in the amount of net worth the partners are legally able to claim based on a hypothetical liquidation of the entity at the beginning of a reporting period compared to the end of that period.

In connection with the transactions giving rise to the signing of the PR Op Agreement, the Company incurred $2,472 of costs, which were recorded net against proceeds under the equity arrangement.

At March 31, 2015, Post Rock member equity for Class A and Class B Units was $198,776 and $145,470, respectively. At March 31, 2014, Post Rock member equity for Class A and Class B Units was $222,660 and $134,007, respectively.

Losses attributable to the noncontrolling interest for the fiscal year ended March 31, 2015, 2014 and 2013 were $15,751, $8,386 and $3,319, respectively. Cash distributions for the fiscal year ended March 31, 2015, 2014 and 2013 were $8,133, $10,418 and $732, respectively.

(10)	Asset Retirement Obligations

The Company has asset retirement obligations (AROs) arising from the obligation for the dismantling and removing the asset and site restoration for the Wind Project. The obligation resulted from the Company entering into wind easement agreements with landowners that requires the Company to return property under the agreements, subject to certain conditions specified in the agreements, to the condition prior to any activities performed by the Company. The liability was initially measured at fair value and subsequently is adjusted for accretion expense and changes in the amount or timing of the estimated cash flows. The corresponding asset retirement costs were capitalized as part of the carrying amount of the related long-lived asset and depreciated over the asset’s remaining useful life. The following table presents the activity for the AROs for the years ended March 31, 2015, 2014 and 2013:

	2015	2014	2013
Balance at beginning of year	$1,193	$1,102	$1,017
Accretion expense	99	91	85

Balance at end of year	$1,292	$1,193	$1,102

(11)	Statement of Cash Flows

Noncash items reflected in the financial statements includes noncash investing and financing activity for the contribution of $0, $0 and $1,038 of wind farm assets in the fiscal years ended March 31, 2015, 2014 and 2013, respectively.

Interest payments for the fiscal years ended March 31, 2015, 2014 and 2013 were $3,021, $3,406 and $6,329 respectively.

(Continued)
23

LINCOLN COUNTY WIND PROJECT HOLDCO, LLC

AND SUBSIDIARY

Notes to Consolidated Financial Statements

March 31, 2015 and 2014

(All dollar amounts are presented in thousands)

(12)	Commitments and Contingencies

(a)	Legal Proceedings

Currently, no claims have been made against the Company. The Company is not aware of any claims that may give rise to legal proceedings.

(b)	Power Purchase Agreement

The Company and Westar Energy Inc. (herein referred to as Westar) executed an agreement (herein referred to as the Post Rock PPA) for the sale and purchase of wind-powered renewable energy from the Wind Project. The Post Rock PPA includes requirements for performance security in the form of financial consideration or guarantees for any damages incurred by Westar in the event of a shortfall in guaranteed energy production, as defined in the Post Rock PPA. Annual damages are capped at $5,000. The performance security must be at a level of $100.00/kW of the nameplate capacity through the term of the Post Rock PPA. The required performance security is in place.

(c)	Operations and Support Agreement

On August 4, 2011, the Company entered into an operations and support agreement with the major turbine supplier for the turbines installed at the Wind Project. The term of the agreement is for five years. This agreement requires payments of approximately $3.1 million per year for the covered services, effective upon execution of this agreement.

(13)	Related-Party Transactions

WCV disbursed funds on behalf of the Company in connection with ongoing operations. Disbursements made by WCV were reimbursed, typically within a month.

Other related-party transactions and balances related to WCV, WCG, Post Rock, NTR plc, and NTR US, which are related parties, have been described elsewhere in these notes to the consolidated financial statements.

(14)	Subsequent Events

On April 1, 2015, Finco entered into a Purchase and Sale Agreement (PSA) with Pattern Energy, pursuant to which Finco will sell to Pattern Energy 100% of the membership interests in the Company. On May 15, 2015, Finco consummated the PSA with Pattern Energy. In connection with the PSA, the remaining balance of the Term Facility held by the Company was extinguished and the related interest rate swaps were settled, at closing.

The Company has evaluated subsequent events through July 10, 2015, which is the date these financial statements were available to be issued and noted there were no other subsequent events to disclose.

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